TRANCHE ONE TERM NOTE

$30,000,000.00	New York, New York
October 10, 2017

FOR VALUE RECEIVED, the undersigned, ADMA BIOLOGICS, INC., ADMA PLASMA BIOLOGICS, INC., ADMA BIO CENTERS GEORGIA INC. and ADMA BIOMANUFACTURING, LLC (individually and collectively, jointly and severally, the “Borrower”), hereby unconditionally promise to pay to WILMINGTON TRUST, NATIONAL ASSOCIATION, as agent (the “Agent”) for MARATHON HEALTHCARE FINANCE FUND, L.P. (the “Lender”), or its registered assigns at the address specified in the Credit Agreement (as hereinafter defined; each capitalized term used and not otherwise defined herein having the meaning assigned to it in the Credit Agreement) in lawful money of the United States and in immediately available funds, the unpaid amount of the Obligations relating to the Tranche One Loan outstanding under the Credit Agreement. Amounts evidenced hereby shall be paid in the amounts and on the dates specified in Section 2 of the Credit Agreement. Any principal amount of this Note prepaid or repaid may not be reborrowed. The outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

The holder of this Note is authorized (but not required) to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the type and amount of the Obligations relating to the Tranche One Loan and the date, type and amount of each payment or prepayment in respect thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure of such holder to make any such endorsement or any error in any such endorsement shall not affect the Obligations.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of October 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lender, the Agent and any other entities from time to time party thereto and (b) is subject to the provisions of the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and any guarantees, the terms and conditions upon which the security interests and any guarantee were granted and the rights of the holder of this Note in respect thereof. Borrower acknowledges and agrees that Lender and Agent may exercise all rights provided in the Loan Documents with respect to this Note.

Upon the occurrence and during the continuance of any one or more of the Events of Default, all Obligations under the Credit Agreement as evidenced by this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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In the event of any inconsistency between the terms and conditions of this Note and the terms and conditions of the Collateral Documents, the terms and conditions of this Note shall control and be binding.

ADMA BIOLOGICS, INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA PLASMA BIOLOGICS, INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA BIO CENTERS GEORGIA INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA BIOMANUFACTURING, LLC

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President